WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time

August 23, 2010.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

www.cesvote.com

•	Go to the website listed above.

•	Have your WHITE PROXY CARD ready.

•	Follow the simple instructions that appear on your computer screen.

TELEPHONE

1-888-693-8683

•	Use any touch-tone telephone.

•	Have your WHITE PROXY CARD ready.

•	Follow the simple recorded instructions.

MAIL

•	Mark, sign and date your WHITE PROXY CARD.

•	Detach your WHITE PROXY CARD.

•	Return your WHITE PROXY CARD in the postage paid envelope provided.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

(continued from other side)

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL▼

Annual Meeting Proxy Card	PLEASE REFER TO THE ABOVE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

SMITH INTERNATIONAL, INC.’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5

1.

To approve the proposal to adopt the Agreement and Plan of Merger, dated as of February 21, 2010, as it may be amended from time to time, among Schlumberger Limited, Turnberry Merger Sub Inc., and Smith International, Inc.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Directors

		FOR	WITHHOLD
	01 — James R. Gibbs	☐	☐

		FOR	WITHHOLD
	02 — Duane C. Radtke	☐	☐

		FOR	WITHHOLD
	03 —John Yearwood	☐	☐

3.	To approve the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan, as amended and restated.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To ratify the appointment of Deloitte & Touche LLP as Smith’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To approve the adjournment of Smith’s annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the annual meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Dated:                                                                                                  , 2010

Signature:

Title or Authority:

Signature (if held jointly):

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

PROXY SOLICITED BY SMITH INTERNATIONAL, INC.

2010 Annual Meeting of Stockholders of Smith International, Inc.

August 24, 2010

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Smith International, Inc.

common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS

(See reverse side for instructions)

Proxy — Smith International, Inc.

Meeting Details

Hotel du Pont, 11th & Market Streets, Wilmington, Delaware

Proxy Solicited by Board of Directors for Annual Meeting — August 24, 2010

John Yearwood and Richard E. Chandler, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Smith International, Inc. to be held on August 24, 2010 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR approval of the proposal to adopt the Agreement and Plan of Merger, FOR each of the nominees for director, and FOR each of proposals 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Additionally, you may choose to receive future Annual Meeting materials (annual report, proxy statement and proxy card) on-line. By choosing to receive materials on-line, you help support Smith International, Inc. in its efforts to control printing and postage costs.

If you choose the option of electronic delivery and voting on-line, you will receive an e-mail before all future annual or special meetings of shareholders, notifying you of the website containing the Proxy Statement and other materials to be carefully reviewed before casting your vote. To enroll to receive future materials on-line if you are a registered holder, please go to www.computershare.com/us/ecomms.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)